Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS RECORD FOURTH

QUARTER AND FISCAL YEAR 2012 FINANCIAL RESULTS

Q4 Net Revenues Increased 30%; Q4 Comparable Store Sales Increased 26%; Q4 Adjusted Diluted EPS of $0.64

Company Provides Q1 Guidance of Revenue Growth Between 28% and 31%, Diluted EPS of ($0.02) to Breakeven

Company Provides Fiscal 2013 Guidance of Revenue Growth Between 19% and 22%, Diluted EPS of $1.29 to $1.37

Corte Madera, CA – April 18, 2013 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the fourth quarter and fiscal year ended February 2, 2013. The fourth quarter and fiscal year ended February 2, 2013 included 14 weeks and 53 weeks, respectively. The prior year fourth quarter and fiscal year periods ended January 28, 2012 included 13 weeks and 52 weeks, respectively.

Fourth Quarter Highlights

•	Net revenues increased 30% on top of a 19% increase for the same period last year

•	Comparable store sales increased 26% on top of a 22% increase for the same period last year

•	Direct revenues increased 41%, on top of a 23% increase for the same period last year

•	Adjusted net income increased 24% from the same period last year to $24.2 million

•	GAAP net loss of $28.4 million was primarily driven by one-time IPO related charges

•	Adjusted diluted earnings per share reached $0.64

•	GAAP net loss per diluted share of $0.79

Full Year Highlights

•	Net revenues increased 25% on top of a 24% increase last year

•	Comparable store sales increased 28% on top of a 25% increase last year

•	Direct revenues increased 30% on top of a 27% increase last year

•	Adjusted net income increased 43% from last year to $37.7 million

•	GAAP net loss was $12.8 million

•	Adjusted diluted earnings per share reached $1.01

•	GAAP net loss per diluted share of $1.36

Carlos Alberini, Chief Executive Officer, said, “We are very pleased with our fourth quarter performance and record financial results. We increased net revenues by 30% for the period on top of 19% growth last year, delivering our 12th consecutive quarter of double-digit net revenue growth. Our 24% adjusted net income increase for the period contributed to the Company’s best year ever.” Mr. Alberini continued, “We are well positioned to continue to gain market share and further disrupt the highly fragmented home furnishings marketplace. We have a powerful business model, have made investments to support future growth, and remain confident that we will continue to drive operating margin expansion in the future.”

Mr. Alberini continued, “The execution of our real estate transformation into our new Full Line Design Gallery concept remains our highest priority and is key to our long term growth strategy. We are in the early stages of this transformation. Our existing Full Line Design Galleries continue to outperform, with Los Angeles and Houston delivering store demand growth in excess of 25% since their first anniversary. Our new Full Line Design Gallery in Scottsdale has delivered store demand growth in excess of 90% since its opening last November.” Mr. Alberini commented, “On April 13th we opened our largest Gallery to date at The Historic Museum of Natural History in Boston. This is our best expression of the RH brand to-date and represents the next evolution of our customer experience. We plan to open new Full Line Design Galleries in Indianapolis, Greenwich, and Atlanta; and we have identified locations and are in active lease discussions in over 20 markets including New York, Chicago, Miami, Denver, and San Diego, to name a few.”

Gary Friedman, Chairman Emeritus, Creator and Curator, commented, “Our ability to curate and integrate new products, businesses and experiences has contributed to our strong brand position and market leadership. The growth in both the depth and breadth of our product offering drove our 25% net revenue increase in 2012, on top of a 24% increase in 2011, despite the contraction of our store base. New collections and finishes in furniture, lighting and textiles, coupled with an expanding Baby & Child offering and the introduction of Small Spaces, were key contributors to our growth.”

Mr. Friedman continued, “This Spring, our collection will be presented across six Source Book titles and will total over 1,600 pages. Our Interiors and Small Spaces Source Books include the addition of new furniture collections and finishes, the expansion and presentation of color across our upholstered furniture and textiles collections, and dramatic new lighting collections highlighted throughout the books. In addition, we are introducing two new businesses this Spring, RH Objects of Curiosity and RH Tableware, which we believe represent significant long-term opportunities for RH.” Mr. Friedman concluded, “Further, our newest business, RH Contemporary Art, has acquired the Rain Room by Random International, arguably one of the most admired pieces of modern art in recent history, with exclusive showing rights in North America. This piece will make its debut in the U.S. and be presented in collaboration with the Museum of Modern Art in New York, with the launch of Frieze Art Fair New York in May, and it will be on exhibition at the MOMA until August. We plan to launch our first freestanding art gallery in the Chelsea Arts District of New York City, and be live with our online platform this Fall post the exhibition.”

Fourth Quarter Fiscal 2012 Financial Results

Revenue - Net revenues for the fourth quarter of fiscal 2012 increased 30% to $398.1 million from $305.2 million for the fourth quarter of fiscal 2011. The fourth quarter of fiscal 2012 consisted of 14 weeks compared with 13 weeks for the prior year. The 14th week added approximately $24.0 million in net revenues for the quarter and the year. Excluding the 14th week, net revenues increased 23% compared to the fourth quarter of fiscal 2011. This is on top of a 19% increase in net revenues for the fourth quarter of fiscal 2011.

•

Comparable store sales on a 13 week basis increased 26% for the fourth quarter of fiscal 2012. This growth compares to an increase of 22% in comparable store sales for the fourth quarter of fiscal 2011.

•

As of February 2, 2013, the Company operated a total of 71 retail stores, consisting of 68 Galleries and 3 Full Line Design Galleries, as well as 13 outlet stores throughout the United States and Canada. This compares to a total of 74 retail stores, consisting of 72 Galleries and 2 Full Line Design Galleries, and 10 outlet stores open at the end of the fourth quarter of fiscal 2011.

•

Direct revenues increased 41% to $187.9 million for the fourth quarter of fiscal 2012. Excluding the 14th week, direct revenues increased 32% compared to the fourth quarter of fiscal 2011. This growth is on top of the 23% increase in direct revenues for the fourth quarter of fiscal 2011.

Operating Income (Loss)* - Adjusted operating income for the fourth quarter of fiscal 2012 increased 21% to $41.4 million compared to $34.1 million for the fourth quarter of fiscal 2011. Including the impact of non-recurring and other items, operating income was a loss of $88.6 million compared to operating income of $26.9 million for the prior year fiscal quarter primarily as a result of certain charges in connection with our initial public offering.

EBITDA* - Adjusted EBITDA for the fourth quarter of fiscal 2012 increased 18% to $48.7 million compared to adjusted EBITDA of $41.3 million for the fourth quarter of fiscal 2011. Including the impact of non-recurring and other items, EBITDA for the quarter was a loss of $81.3 million compared to EBITDA of $33.7 million for the prior year fiscal quarter.

Net Income (Loss)* - Adjusted net income increased 24% to $24.2 million for the fourth quarter of fiscal 2012 from $19.5 million for the fourth quarter of fiscal 2011. GAAP net loss during the fourth quarter 2012 was $28.4 million compared to GAAP net income of $24.1 million for the fourth quarter of fiscal 2011.

Earnings Per Share* - Adjusted diluted EPS was $0.64 for the fourth quarter of fiscal 2012. The 14th week in the fourth quarter of 2012 added approximately $0.04 in adjusted diluted EPS for the quarter and the year. GAAP diluted EPS during the fourth quarter 2012 was a loss of $0.79.

Fiscal Year 2012 Financial Highlights

Revenue - Net revenues for fiscal 2012 increased 25% to $1.193 billion from $958.1 million in fiscal 2011. The fiscal year 2012 consisted of 53 weeks compared with 52 weeks for the prior year. Excluding the 53rd week, fiscal 2012 net revenues increased 22% compared to fiscal 2011. This is on top of a 24% increase in net revenues for fiscal 2011.

•	Comparable store sales on a 52 week basis increased 28% for fiscal 2012. This growth compares to an increase of 25% in fiscal 2011.

•

Direct revenues increased 30% to $549.7 million for fiscal 2012. Excluding the 53rd week, fiscal 2012 direct revenues increased 27% compared to fiscal 2011. This growth is on top of a 27% increase for fiscal 2011.

Operating Income (Loss)* - Adjusted operating income for the fiscal year period increased 40% to $68.7 million compared to $49.2 million for the same period last year. Including the impact of non-recurring and other items, operating income was a loss of $69.0 million compared to operating income of $26.8 million for the prior year period.

EBITDA* - Adjusted EBITDA for the fiscal year period increased 20% to $96.6 million compared to $80.2 million for the same period last year. Including the impact of non-recurring and other items, EBITDA was a loss of $42.3 million compared to EBITDA of $56.0 million for the prior year period.

Net Income (Loss)* - Adjusted net income for the fiscal year 2012 increased 43% to $37.7 million from $26.5 million for the prior year period. GAAP net loss for the fiscal year period was $12.8 million compared to GAAP net income of $20.6 million for the prior year period.

Earnings Per Share* - Fiscal year 2012 adjusted diluted EPS was $1.01. Fiscal year 2012 GAAP diluted EPS was a loss of $1.36.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables accompanying this release.

Outlook

The Company is providing the following guidance for the first fiscal quarter of 2013:

•	Net revenues in the range of $280 million to $285 million

•	Net income in the range of a loss of $1 million to breakeven

•	Diluted EPS in the range of ($0.02) to breakeven

The Company is providing the following guidance for the fiscal year ending February 1, 2014:

•	Net revenues in the range of $1.42 billion to $1.45 billion

•	Net income in the range of $51 million to $54 million

•	Diluted EPS in the range of $1.29 to $1.37

Note: The Company’s fiscal year 2013 will include 52 weeks compared to fiscal year 2012 which included 53 weeks.

Conference Call and Webcast Information

Restoration Hardware Holdings, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the fourth quarter and fiscal year results. Interested parties may access the call by dialing (866) 804-6929 (United States/Canada) or (857) 350-1675 (International), passcode 96770445. A live broadcast of Restoration Hardware’s quarterly conference call and an accompanying slide presentation will also be available online at the Company’s website www.restorationhardware.com under Investor Relations. A replay of the conference call will be available through May 2, 2013 by dialing (888) 286-8010 and entering passcode 62225086 as well as on the Company’s investor relations website.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: adjusted operating income, EBITDA, adjusted EBITDA, adjusted net income, pro forma EPS and adjusted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the performance of our full line Design Gallery concept, our ability to gain market share, potential new markets for our store presence, customer acceptance of our product offering, our ability to drive operating margin expansion in the future, the importance of our Full Line Design Gallery concept on our long-term growth strategy, the timing and manner of introduction of new product categories, the growth of new product categories, the anticipated timing of the opening of new Full Line Design Galleries, and our future financial guidance, including for the first fiscal quarter of 2013 and the fiscal year ending February 1, 2014. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, accounting adjustments as we close our books for the fourth quarter and as audited year-end financial statements are prepared, recent changes in general economic conditions and the impact on consumer confidence and consumer spending, changes in customer demand for our products, our ability to anticipate consumer preferences and buying trends, risks related to the number of new business initiatives we are undertaking, risks in the implementation or our real estate portfolio transformation, delays in store openings, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ final prospectus filed with the Securities and Exchange Commission on November 5, 2012 and available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS AND RELATED INFORMATION

TABLE OF CONTENTS

Page 7.	Condensed Consolidated Statements of Operations

Page 8.	Condensed Consolidated Balance Sheets

Page 9.	Condensed Consolidated Statements of Cash Flows

Page 10.	Operating Metrics and Other Data

Page 11.	Reconciliation of Adjusted Income Statement Items

Page 13.	Reconciliation of Net Income (Loss) to Operating Income (Loss) and Adjusted Operating Income

Page 14.	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Page 15.	Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

Page 16.	Reconciliation of Pro Forma Net Income (Loss) Per Share to Adjusted Net Income Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended [a]				Twelve Months Ended [a]
	February 2, 2013	% of Net Revenues	January 28, 2012	% of Net Revenues	February 2, 2013	% of Net Revenues	January 28, 2012	% of Net Revenues
Net revenues	$398,055	100.0%	$305,242	100.0%	$1,193,046	100.0%	$958,084	100.0%
Cost of goods sold	252,881	63.5%	187,716	61.5%	756,597	63.4%	601,735	62.8%

Gross profit	145,174	36.5%	117,526	38.5%	436,449	36.6%	356,349	37.2%
Selling, general and administrative expenses	233,769	58.7%	90,615	29.7%	505,485	42.4%	329,506	34.4%

Income (loss) from operations	(88,595)	-22.2%	26,911	8.8%	(69,036)	-5.8%	26,843	2.8%
Interest expense	(1,178)	-0.3%	(1,648)	-0.5%	(5,776)	-0.5%	(5,134)	-0.5%

Income (loss) before income taxes	(89,773)	-22.5%	25,263	8.3%	(74,812)	-6.3%	21,709	2.3%
Income tax expense (benefit)	(61,411)	-15.4%	1,209	0.4%	(62,023)	-5.2%	1,121	0.1%

Net income (loss)	$(28,362)	-7.1%	$24,054	7.9%	$(12,789)	-1.1%	$20,588	2.2%

Adjusted EBITDA [b]	$48,701	12.2%	$41,305	13.5%	$96,571	8.1%	$80,154	8.4%
Weighted-average shares used in computing basic and diluted net income (loss) per share	35,692,064		1,000		9,428,828		468
Basic and diluted net income (loss) per share	$(0.79)		$24,054		$(1.36)		$43,991
Pro forma weighted-average shares used in computing pro forma basic and diluted net loss per share [c]	37,578,314				37,131,790
Pro forma basic and diluted net loss per share	$(0.75)				$(0.34)

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively. The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (“MIP”). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[c]	On a pro forma basis, basic and diluted shares outstanding include (1) the impact of the Company’s reorganization, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012 (the “Reorganization”), as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	February 2, 2013	January 28, 2012
ASSETS
Cash and cash equivalents	$8,354	$8,512
Merchandise inventories	353,329	245,876
Other current assets	131,075	68,490

Total current assets	492,758	322,878
Property and equipment—net	111,406	83,558
Goodwill and other intangibles	172,724	175,121
Other assets	12,725	5,253

Total assets	$789,613	$586,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$145,353	$105,694
Other current liabilities	74,071	56,280

Total current liabilities	219,424	161,974
Revolving line of credit and term loan	82,501	122,300
Other long term liabilities	36,077	52,073

Total liabilities	338,002	336,347

Stockholders’ equity	451,611	250,463

Total liabilities and stockholders’ equity	$789,613	$586,810

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended [a]
	February 2, 2013	January 28, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(12,789)	$20,588
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	26,748	29,186
Stock-based compensation expense and other non-cash compensation	116,183	7,907
Other non-cash items	(61,008)	11,546
Change in assets and liabilities:
Merchandise inventories	(107,454)	(39,475)
Accounts payable, accrued expenses, and other	34,456	(12,631)

Net cash provided by (used in) operating activities	(3,864)	17,121

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(49,058)	(25,593)
Purchase of domain name	(310)	—

Net cash used in investing activities	(49,368)	(25,593)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under line of credit	(25,001)	(4,607)
Net borrowings under term loan	(15,000)	15,000
Debt issuance costs	(426)	(2,834)
Payments on capital leases	(4,214)	(4,188)
Proceeds from issuance of common stock—net of issuance costs	97,693	—

Net cash provided by financing activities	53,052	3,371

Effects of foreign currency exchange rate translation	22	249

Net decrease in cash and cash equivalents	(158)	(4,852)
Cash and cash equivalents
Beginning of period	8,512	13,364

End of period	$8,354	$8,512

[a]	The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Growth in net revenues:
Stores [b]	22%	17%	20%	22%
Direct	41%	23%	30%	27%
Total	30%	19%	25%	24%
Retail [c]:
Comparable store sales change [d]	26%	22%	28%	25%
Retail stores open at beginning of period	73	84	74	91
Stores opened	2	2	5	5
Stores closed	4	12	8	22
Retail stores open at end of period	71	74	71	74
Retail sales per leased selling square foot [e]	$382	$293	$1,143	$846
Total leased square footage at end of period (in thousands)	768	808	768	808
Total leased selling square footage at end of period (in thousands) [f]	501	516	501	516
Direct:
Catalogs circulated (in thousands) [g]	5,861	4,974	32,712	26,052
Catalog pages circulated (in millions) [g]	669	726	16,029	8,848
Direct as a percentage of net revenues [h]	47%	44%	46%	44%

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively. The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	Store data represents retail stores plus outlet stores. Net revenues for outlet stores for the three months ended February 2, 2013 and January 28, 2012 were $16.1 million and $12.7 million, respectively. Net revenues for outlet stores for the twelve months ended February 2, 2013 and January 28, 2012 were $54.3 million and $43.9 million, respectively.
[c]	Retail data have been calculated based upon retail stores, which includes our Baby & Child stores, and excludes outlet stores.
[d]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. If a store is closed for seven days during a month, that month will be excluded from comparable store sales. Comparable store net revenues exclude revenues from outlet stores. Because fiscal 2012 was a 53-week year, comparable store sales percentage for fiscal 2012 excludes the extra week of sales.
[e]	Retail sales per leased selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average leased selling square footage for the period.
[f]	Leased selling square footage is retail space at our stores used to sell our products. Leased selling square footage excludes backrooms at retail stores used for storage office space or similar matters. Leased selling square footage excludes exterior sales space located outside a store, such as courtyards, gardens and rooftops. Leased selling square footage includes approximately 4,500 square feet related to one owned store location.
[g]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[h]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended [a]
	Reported February 2, 2013	Adjustments	Adjusted February 2, 2013	% of Net Revenues	Reported January 28, 2012	Adjustments	Adjusted January 28, 2012	% of Net Revenues
Net revenues	$398,055	$—	$398,055	100.0%	$305,242	$—	$305,242	100.0%
Cost of goods sold [b]	252,881	(3,250)	249,631	62.7%	187,716	—	187,716	61.5%

Gross profit	145,174	3,250	148,424	37.3%	117,526	—	117,526	38.5%
Selling, general and administrative expenses [c]	233,769	(126,783)	106,986	26.9%	90,615	(7,220)	83,395	27.3%

Income (loss) from operations	(88,595)	130,033	41,438	10.4%	26,911	7,220	34,131	11.2%
Interest expense	(1,178)	—	(1,178)	-0.3%	(1,648)	—	(1,648)	-0.5%

Income (loss) before income taxes	(89,773)	130,033	40,260	10.1%	25,263	7,220	32,483	10.7%
Income tax expense (benefit) [d]	(61,411)	77,515	16,104	4.0%	1,209	11,784	12,993	4.3%

Net income (loss) [e]	$(28,362)	$52,518	$24,156	6.1%	$24,054	$(4,564)	$19,490	6.4%

Weighted-average shares used in computing basic net income (loss) per share [f]	35,692,064		37,578,314		1,000		1,000
Weighted-average shares used in computing diluted net income (loss) per share [f]	35,692,064		37,978,500		1,000		1,000
Basic net income (loss) per share	$(0.79)		$0.64		$24,054		$19,490
Diluted net income (loss) per share	$(0.79)		$0.64		$24,054		$19,490

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively.
[b]	The adjustment to cost of goods sold relates to the anti-dumping exposure. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, non-cash and other one-time compensation, terminated operations, severance and other transactions costs, and initial public offering costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[d]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[e]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[f]	On an adjusted basis for the three months ended February 2, 2013, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Twelve Months Ended [a]
	Reported February 2, 2013	Adjustments	Adjusted February 2, 2013	% of Net Revenues	Reported January 28, 2012	Adjustments	Adjusted January 28, 2012	% of Net Revenues
Net revenues	$1,193,046	$—	$1,193,046	100.0%	$958,084	$—	$958,084	100.0%
Cost of goods sold [b]	756,597	(3,250)	753,347	63.1%	601,735	—	601,735	62.8%

Gross profit	436,449	3,250	439,699	36.9%	356,349	—	356,349	37.2%
Selling, general and administrative expenses [c]	505,485	(134,460)	371,025	31.1%	329,506	(22,376)	307,130	32.1%

Income (loss) from operations	(69,036)	137,710	68,674	5.8%	26,843	22,376	49,219	5.1%
Interest expense	(5,776)	—	(5,776)	-0.5%	(5,134)	—	(5,134)	-0.5%

Income (loss) before income taxes	(74,812)	137,710	62,898	5.3%	21,709	22,376	44,085	4.6%
Income tax expense (benefit) [d]	(62,023)	87,182	25,159	2.1%	1,121	16,513	17,634	1.8%

Net income (loss) [e]	$(12,789)	$50,528	$37,739	3.2%	$20,588	$5,863	$26,451	2.8%

Weighted-average shares used in computing basic net income (loss) per share [f]	9,428,828		37,131,790		468		468
Weighted-average shares used in computing diluted net income (loss) per share [f]	9,428,828		37,242,178		468		468
Basic net income (loss) per share	$(1.36)		$1.02		$43,991		$56,519
Diluted net income (loss) per share	$(1.36)		$1.01		$43,991		$56,519

[a]	The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	The adjustment to cost of goods sold relates to the anti-dumping exposure. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, non-cash and other one-time compensation, terminated operations, severance and other transactions costs, lease termination costs, special committee investigation and remediation, and initial public offering costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[d]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the twelve months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit related to the resolution of our Canada Revenue Agency examination in the twelve months ended February 2, 2013, exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[e]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[f]	On an adjusted basis for the twelve months ended February 2, 2013, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME (LOSS)

AND ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net income (loss)	$(28,362)	$24,054	$(12,789)	$20,588
Interest expense	1,178	1,648	5,776	5,134
Income tax expense (benefit)	(61,411)	1,209	(62,023)	1,121

Operating income (loss)	(88,595)	26,911	(69,036)	26,843
Management and pre-IPO board fees [b]	973	7,170	4,258	10,715
Non-cash and other one-time compensation [c]	115,055	—	115,055	6,350
Terminated operations [d]	—	(100)	—	1,580
Severance and other transaction costs [e]	—	150	—	621
Lease termination costs [f]	—	—	(386)	3,110
Special committee investigation and remediation [g]	—	—	4,778	—
Initial public offering costs [h]	10,755	—	10,755	—
Anti-dumping exposure [i]	3,250	—	3,250	—

Adjusted operating income	$41,438	$34,131	$68,674	$49,219

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively. The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	Includes fees and expenses paid in accordance with our management services agreement with Home Holdings, LLC (“Home Holdings”), as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering.
[c]	The three and twelve months ended February 2, 2013 include a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, as well as a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. The twelve months ended January 28, 2012 includes a $6.4 million non-cash compensation charge related to the repayment of loans owed to Home Holdings by our former Chairman and Co-Chief Executive Officer, Gary Friedman, through the reclassification by Home Holdings of Mr. Friedman’s Class A and Class A-1 ownership units into an equal number of Class A Prime and Class A-1 Prime ownership units. Mr. Friedman served as our Chairman and Co-Chief Executive Officer at the time of such loan repayment.
[d]	Includes costs related to the restructuring of our Shanghai office location.
[e]	Amounts include executive severance and other related costs.
[f]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amount in the twelve months ended February 2, 2013 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[g]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[h]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[i]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from the People’s Republic of China for the period from January 1, 2011 through December 31, 2011.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net income (loss)	$(28,362)	$24,054	$(12,789)	$20,588
Depreciation and amortization	7,263	6,830	26,748	29,186
Interest expense	1,178	1,648	5,776	5,134
Income tax expense (benefit)	(61,411)	1,209	(62,023)	1,121

EBITDA [b]	(81,332)	33,741	(42,288)	56,029
Management and pre-IPO board fees [c]	973	7,170	4,258	10,715
Non-cash and other one-time compensation [d]	115,055	344	116,157	7,907
Terminated operations [e]	—	(100)	—	1,580
Severance and other transaction costs [f]	—	150	—	621
Lease termination costs [g]	—	—	(386)	3,110
Special committee investigation and remediation [h]	—	—	4,778	—
Initial public offering costs [i]	10,755	—	10,755	—
Anti-dumping exposure [j]	3,250	—	3,250	—
Other [k]	—	—	47	192

Adjusted EBITDA [b]	$48,701	$41,305	$96,571	$80,154

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively. The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by non-recurring and other items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[c]	Includes fees and expenses paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering.
[d]	The three and twelve months ended February 2, 2013 include a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, as well as a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. The twelve months ended January 28, 2012 includes a $6.4 million non-cash compensation charge related to the repayment of loans owed to Home Holdings by our former Chairman and Co-Chief Executive Officer, Gary Friedman, through the reclassification by Home Holdings of Mr. Friedman’s Class A and Class A-1 ownership units into an equal number of Class A Prime and Class A-1 Prime ownership units. Mr. Friedman served as our Chairman and Co-Chief Executive Officer at the time of such loan repayment. In addition, amounts include stock-based compensation expense incurred prior to the initial public offering.
[e]	Includes costs related to the restructuring of our Shanghai office location.
[f]	Amounts include executive severance and other related costs.
[g]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amount in the twelve months ended February 2, 2013 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[h]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[i]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[j]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from the People’s Republic of China for the period from January 1, 2011 through December 31, 2011.
[k]	Represents certain other items which management believes are not indicative of our ongoing operating performance. The twelve months ended January 28, 2012 adjustments include consulting fees related to organizational matters and state franchise tax amounts. All periods include foreign exchange gains and losses.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
GAAP net income (loss)	$(28,362)	$24,054	$(12,789)	$20,588

Adjustments (pre-tax):
Management and pre-IPO board fees [b]	$973	$7,170	$4,258	$10,715
Non-cash and other one-time compensation [c]	115,055	—	115,055	6,350
Terminated operations [d]	—	(100)	—	1,580
Severance and other transaction costs [e]	—	150	—	621
Lease termination costs [f]	—	—	(386)	3,110
Special committee investigation and remediation [g]	—	—	4,778	—
Initial public offering costs [h]	10,755	—	10,755	—
Anti-dumping exposure [i]	3,250	—	3,250	—

Subtotal adjusted items	130,033	7,220	137,710	22,376
Impact of income tax items [j]	(77,515)	(11,784)	(87,182)	(16,513)

Adjusted net income [k]	$24,156	$19,490	$37,739	$26,451

[a]	The three months ended February 2, 2013 and January 28, 2012 included 14 weeks and 13 weeks, respectively. The twelve months ended February 2, 2013 and January 28, 2012 included 53 weeks and 52 weeks, respectively.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income amounts.
[c]	The three and twelve months ended February 2, 2013 include a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, as well as a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. The twelve months ended January 28, 2012 includes a $6.4 million non-cash compensation charge related to the repayment of loans owed to Home Holdings by our former Chairman and Co-Chief Executive Officer, Gary Friedman, through the reclassification by Home Holdings of Mr. Friedman’s Class A and Class A-1 ownership units into an equal number of Class A Prime and Class A-1 Prime ownership units. Mr. Friedman served as our Chairman and Co-Chief Executive Officer at the time of such loan repayment.
[d]	Represents costs related to the restructuring of our Shanghai office location.
[e]	Amounts include executive severance and other related costs.
[f]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amount in the twelve months ended February 2, 2013 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[g]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[h]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[i]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from the People’s Republic of China for the period from January 1, 2011 through December 31, 2011.
[j]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three and twelve months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit related to the resolution of our Canada Revenue Agency examination in the twelve months ended February 2, 2013, exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented.
[k]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF PRO FORMA NET INCOME PER SHARE TO

ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended	Twelve Months Ended
	February 2, 2013	February 2, 2013
Pro forma diluted net loss per share [a]	$(0.75)	$(0.34)
EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [b]	$0.03	$0.10
Non-cash and other one-time compensation [c]	3.03	3.09
Special committee investigation and remediation [d]	—	0.13
Initial public offering costs [e]	0.28	0.29
Anti-dumping exposure [f]	0.09	0.09

Subtotal adjusted items	3.43	3.70
Impact of income tax items [g]	(2.04)	(2.35)

Adjusted diluted net income per share [h]	$0.64	$1.01

[a]	Pro forma diluted net loss per share is calculated based on GAAP net income and the Company’s vested share count as if (1) the Reorganization and (2) initial public offering had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for pro forma net income calculation.
[b]	Represents fees and expenses paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income amounts.
[c]	The three and twelve months ended February 2, 2013 include a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, as well as a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman.
[d]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[e]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[f]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from the People’s Republic of China for the period from January 1, 2011 through December 31, 2011.
[g]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three and twelve months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items adjust pro forma net loss to 1) exclude the tax benefit related to the resolution of our Canada Revenue Agency examination in the twelve months ended February 2, 2013, 2) exclude the tax benefit from the utilization of federal and state net operating losses, and 3) assume a normalized tax rate of 40% for all periods presented.
[h]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income per share as consolidated net income (loss) less non-recurring and other items divided by the Company’s post-initial public offering share count. Adjusted net income per share is included in this press release because management believes that adjusted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.